As filed with the Securities and Exchange Commission on July 6, 2001
                                                   Registration No.  333-92593
==============================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                    ------------------------------------

                       POST-EFFECTIVE AMENDMENT NO. 2


                                     TO


                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                    ------------------------------------
                     CITADEL COMMUNICATIONS CORPORATION

                        CITADEL BROADCASTING COMPANY
                            CCC CAPITAL TRUST I
                            CCC CAPITAL TRUST II
        (Exact name of each registrant as specified in its charter)

      NEVADA                                                 86-0748219
      NEVADA                                                 86-0703641
     DELAWARE                                                88-6078421
     DELAWARE                                                88-6078422
(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                         Identification Numbers)

                              CITY CENTER WEST
                       7201 WEST LAKE MEAD BOULEVARD
                                 SUITE 400
                             LAS VEGAS, NEVADA
                               (702) 804-5200
                     (Address, Including Zip Code, and
                  Telephone Number, Including Area Code of
                 Registrant's Principal Executive Offices)

                             SANDRA J. HORBACH
                                 PRESIDENT
                         C/O FORSTMANN LITTLE & Co.
                       767 FIFTH AVENUE - 44th FLOOR
                          NEW YORK, NEW YORK 10153
                               (212) 355-5656
         (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code of agent for service)

                       RECENT EVENTS: DE-REGISTRATION

     The Registration Statement on Form S-3 (Registration No. 33-92593) (the "Registration Statement") of Citadel Communications Corporation, a Nevada corporation ("Citadel Communications"), Citadel Broadcasting Company, a Nevada corporation, CCC Capital Trust I, a Delaware business trust, and CCC Capital Trust II, a Delaware business trust (collectively, the "Citadel Parties"), pertaining to $1,000,000,000 of securities of the Citadel Parties to which this Post-Effective Amendment relates, was filed with the Securities and Exchange Commission on December 10, 1999, amended on January 10, 2000 and declared effective.

     On June 26, 2001 (the "Effective Time"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 15, 2001, as amended, among FLCC Holdings, Inc., a Delaware corporation ("HoldCo"), FLCC Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of HoldCo ("Acquisition Co."), and Citadel Communications, Acquisition Co. was merged with and into Citadel Communications (the "Merger"), with Citadel Communications as the surviving corporation.

     As a result of the Merger, the Citadel Parties have terminated all offerings of their respective securities pursuant to the Registration Statement. In accordance with an undertaking made by the Citadel Parties in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offerings, the Citadel Parties hereby remove from registration all securities under the Registration Statement which remain unsold.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citadel Communications Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 5, 2001.

                                        CITADEL COMMUNICATIONS
                                        CORPORATION



                                        By: /s/ Sandra J. Horbach
                                           -------------------------------
                                           Name:  Sandra J. Horbach
                                           Title: President


     Pursuant   to  the   requirements   of  the   Securities   Act,   this
Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                Title *                                              Date
---------                                -------                                              ----


/s/ Sandra J. Horbach                    President and Director                             July 5, 2001
---------------------------------------
           Sandra J. Horbach


/s/ Winston W. Hutchins                  Vice President, Treasurer                          July 5, 2001
---------------------------------------  and Assistant Secretary
          Winston W. Hutchins


/s/ Theodore J. Forstmann                Director                                           July 5, 2001
---------------------------------------
         Theodore J. Forstmann


/s/ Gordon A. Holmes                     Director                                           July 5, 2001
---------------------------------------
           Gordon A. Holmes


/s/ Lawrence R. Wilson                   Director                                           July 5, 2001
---------------------------------------
          Lawrence R. Wilson


* All of the signatories are officers and/or directors of Citadel Communications Corporation, a Nevada corporation.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Citadel Broadcasting Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 5, 2001.

                                        CITADEL BROADCASTING COMPANY



                                        By: /s/ Sandra J. Horbach
                                           -------------------------------
                                           Name:  Sandra J. Horbach
                                           Title: Executive Vice President
                                                  and Assistant Secretary



     Pursuant   to  the   requirements   of  the   Securities   Act,   this
Post-Effective Amendment No. 2 has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                Title *                                              Date
---------                                -------                                              ----


/s/ Lawrence R. Wilson                   Chief Executive Officer and Director               July 5, 2001
---------------------------------------
          Lawrence R. Wilson


/s/ Donna L. Heffner                     Executive Vice President, Chief                    July 5, 2001
---------------------------------------  Financial Officer, Secretary and
           Donna L. Heffner              Director


/s/ Theodore J. Forstmann                Director                                           July 5, 2001
---------------------------------------
         Theodore J. Forstmann


/s/ Gordon A. Holmes                     Director                                           July 5, 2001
---------------------------------------
           Gordon A. Holmes


/s/ Sandra J. Horbach                    Director                                           July 5, 2001
---------------------------------------
           Sandra J. Horbach




* All of the signatories are officers and/or directors of Citadel Broadcasting Company, a Nevada corporation.


     Pursuant to the requirements of the Securities Act of 1933, as amended, each of CCC Capital Trust I and CCC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 5, 2001.



                                        CCC CAPITAL TRUST I,
                                        a Delaware business trust

                                        By: CITADEL COMMUNICATIONS
                                            CORPORATION, as Depositor



                                          By: /s/ Sandra J. Horbach
                                             -----------------------------
                                               Name:  Sandra J. Horbach
                                               Title: President


                                        CCC CAPITAL TRUST II,
                                        a Delaware business trust

                                        By: CITADEL COMMUNICATIONS
                                            CORPORATION, as Depositor



                                          By: /s/ Sandra J. Horbach
                                             -----------------------------
                                             Name:  Sandra J. Horbach
                                             Title: President